SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

DURECT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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DURECT CORPORATION

10240 Bubb Road

Cupertino, CA 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2005

On Wednesday, June 22, 2005, DURECT Corporation, a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the Company’s headquarters, 10240 Bubb Road, Cupertino, CA 95014. The meeting will begin at 9:00 a.m. local time.

Only stockholders who owned stock at the close of business on April 25, 2005 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect the Class II directors of the Company’s Board of Directors to serve until the Annual Meeting to be held in 2008.

•	Amend the Company’s 2000 Stock Plan.

•	Amend the Company’s 2000 Directors’ Stock Option Plan.

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

•	Transact any other business properly brought before the meeting.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

Our Board of Directors recommends that you vote in favor of each of the four proposals outlined in this Proxy Statement.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Following the meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

/s/ Jean I Liu

Jean I Liu

Senior Vice President, General Counsel and Secretary

Cupertino, California

April 28, 2005

DURECT CORPORATION

10240 Bubb Road

Cupertino, CA 95014

PROXY STATEMENT

FOR THE

2005 ANNUAL MEETING OF STOCKHOLDERS

JUNE 22, 2005

Our Board of Directors is soliciting proxies for the 2005 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set April 25, 2005, as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 51,932,587 shares of common stock were outstanding on the record date.

Voting materials, which include this Proxy Statement, a proxy card and the 2005 Annual Report, will be mailed to stockholders on or about May 11, 2005.

Our Annual Report on Form 10-K for the year ended December 31, 2004 is available on the Internet at our website at www.durect.com in the investor relations section or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either: write to Investor Relations, DURECT Corporation, 10240 Bubb Road, Cupertino, CA 95014 or e-mail Investor Relations at “info@durect.com.”

In this Proxy Statement:

•	“We,” “us,” “our” and the “Company” refer to DURECT Corporation

•	“Annual Meeting” or “Meeting” means our 2005 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

The Annual Meeting is being held on Wednesday, June 22, 2005, at 9:00 a.m. local time at the Company’s headquarters, 10240 Bubb Road, Cupertino, CA 95014. All stockholders who owned shares of our stock as of April 25, 2005, the record date, may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 25, 2005, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. When you sign the proxy card, you appoint James E. Brown and Felix Theeuwes as your representatives at the meeting. James E. Brown and Felix Theeuwes will vote your shares as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals to Be Voted on at This Year’s Annual Meeting

You are being asked to vote on:

•	The election of two (2) Class II directors to serve on our Board of Directors until our 2008 annual meeting of stockholders.

•	The amendment of the Company’s 2000 Stock Plan.

•	The amendment of the Company’s 2000 Directors’ Stock Option Plan.

•	The ratification of our appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

If you change your mind after you return your proxy, you may revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date, or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy card.

A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

Under the rules that govern brokers who have record of ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Proposals 2 and 3 in this proxy statement, “Amendment of the Company’s 2000 Stock Plan” and “Amendment of the Company’s 2000 Directors’ Stock Option Plan” are non-routine matters.

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

Assuming a quorum is present, the two nominees receiving the highest number of shares that are present and entitled to vote will be elected as Class II directors. Amendment of the Company’s 2000 Stock Plan and 2000 Directors’ Stock Option Plan and the ratification of the independent registered public accounting firm will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Vote Solicitation; No Use of Outside Solicitors

DURECT Corporation is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, agents, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of EquiServe, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting. The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2005, which we will file with the SEC. You can get a copy on our website at www.durect.com in the investor relations section, by contacting Schond Greenway, our Executive Director of Investor Relations and Strategic Planning, at (408) 777-1417 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the 2005 Annual Meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to James E. Brown and Felix Theeuwes to vote on such matters at their discretion.

Stockholder Proposals For 2006 Annual Meeting

To have your proposal included in our proxy statement for the 2006 Annual Meeting, you must submit your proposal in writing before December 29, 2005 to Jean Liu, Senior Vice President, General Counsel and Secretary, DURECT Corporation, 10240 Bubb Road, Cupertino, CA 95014.

If you submit a proposal for the 2006 Annual Meeting between February 22, 2006 and March 24, 2006, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2006 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the Board of Directors is divided into three classes, with staggered three-year terms. The Class II directors, whose terms expire at the Annual Meeting of Stockholders and who are being nominated for re-election are David R. Hoffmann and Jon S. Saxe. The Class III directors whose terms expire at the Company’s 2006 Annual Meeting of Stockholders are James E. Brown, Michael D. Casey and Armand P. Neukermans. The Class I directors whose terms expire at the Company’s 2007 Annual Meeting of Stockholders are Felix Theeuwes and Simon X. Benito. You only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms. David R. Hoffmann and Jon S. Saxe, currently Class II directors, are nominees for re-election at the Annual Meeting. Each nominee has consented to serve an additional three-year term.

Vote Required

If a quorum is present, the two nominees within Class II receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees named held. If additional people are nominated for election as directors through the stockholder proposal process which includes written notification to the Company within specified time frames, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed above are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Nominees for the Board of Directors

Pursuant to the recommendation of our Nominating & Corporate Governance Committee, our Board of Directors has nominated the persons listed below to serve as directors for the term beginning at the Annual Stockholders’ Meeting on June 22, 2005. The names of the nominees, their ages as of April 25, 2005, and certain other information about them are set forth below:

Name	Age	Position
David R. Hoffmann (1)(2)(3)	60	Director
Jon S. Saxe (1)(2)	68	Director

David R. Hoffmann has served as a director since December 2002. Mr. Hoffmann is retired from ALZA Corporation (now a Johnson & Johnson company) where he held the positions of Vice President and Treasurer from 1992 to until his retirement in October 2002, Vice President of Finance from 1982 to 1992 and Director of Accounting/Finance from 1976 to 1982. Mr. Hoffmann is currently Chief Executive Officer of Hoffmann Associates, a multi-group company specializing in cruise travel and financial and benefit consulting, and a consultant of ALZA Corporation. Mr. Hoffmann holds a B.S. in Business from the University of Colorado.

Jon S. Saxe has served as a director since September 2003. Mr. Saxe is currently a director of a number of biotechnology and pharmaceutical companies including Protein Designs Labs, First Horizon Pharmaceuticals, SciClone, Questcor, InSite Vision, ID Biomedical Corporation and several private companies. From January 1995 to May 1999, Mr. Saxe was President of Protein Design Labs Inc. During 1999, he was an Executive-in-Residence at Institutional Venture Partners, a venture capital firm. Mr. Saxe was President of Saxe Associates, a biotechnology and pharmaceutical consulting firm, from May 1993 to December 1994. He served as President, Chief Executive Officer and as a director of Synergen, Inc., a biopharmaceutical company from October 1989 to April 1993. From August 1984 through September 1989, Mr. Saxe was Vice President, Licensing and Corporate Development at Hoffmann-LaRoche and also head of the patent law department and Associate General Counsel at the company from September 1978 through September 1989. Mr. Saxe received his B.S. in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law and an LL.M. from New York University School of Law.

Continuing Directors

The names of our continuing directors, their ages as of April 25, 2005 and certain other information about them are set forth below:

Name	Age	Position
James E. Brown, D.V.M.	48	President, Chief Executive Officer and Director
Felix Theeuwes, D.Sc.	67	Chairman and Chief Scientific Officer
Simon X. Benito	60	Director
Michael D. Casey (2)(3)	59	Director
Armand P. Neukermans, Ph.D.(1)(3)	64	Director
Thomas A. Schreck (4)	47	Chief Financial Officer and Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating & Corporate Governance Committee
(4)	Mr. Schreck is resigning as Chief Financial Officer and Director of the Company effective April 30, 2005.

James E. Brown, D.V.M. co-founded DURECT in February 1998 and has served as our President, Chief Executive Officer and a Director since June 1998. He previously worked at ALZA Corporation as Vice President of Biopharmaceutical and Implant Research and Development from June 1995 to June 1998. Prior to that, Dr. Brown held various positions at Syntex Corporation, a pharmaceutical company, including Director of Business Development from May 1994 to May 1995, Director of Joint Ventures for Discovery Research from April 1992 to May 1995, and held a number of positions including Program Director for Syntex Research and Development from October 1985 to March 1992. Dr. Brown holds a B.A. from San Jose State University and a D.V.M. (Doctor of Veterinary Medicine) from the University of California, Davis where he also conducted post-graduate work in pharmacology and toxicology.

Felix Theeuwes, D.Sc. co-founded DURECT in February 1998 and has served as our Chairman and Chief Scientific Officer since July 1998. Prior to that, Dr. Theeuwes held various positions at ALZA Corporation, including President of New Ventures from August 1997 to August 1998, President of ALZA Research and Development from 1995 to August 1997, President of ALZA Technology Institute from 1994 to April 1995 and Chief Scientist from 1982 to June 1997. Dr. Theeuwes is also a director of Genetronics, a medical device company. Dr. Theeuwes holds a D.Sc. degree in Physics from the University of Leuven (Louvain), Belgium. He also served as a post-doctoral fellow and visiting research assistant professor in the Department of Chemistry at the University of Kansas and has completed the Stanford Executive Program.

Simon X. Benito has served as a director since April 2005. Mr. Benito is currently a director and chairman of the Audit Committee of Inovio Biomedical Corporation, a publicly traded medical device company. From 1974 to 1999, Mr. Benito held various positions at Merck & Co Inc. including Senior Vice President, Vaccine Division from 1996 to 1999, Executive Vice President, Merck-Medco Managed Care from 1994 to 1996 and Executive Director and Vice President, Merck Human Health, Japan from 1986-1993. Mr. Benito was a Fellow of the Institute of Chartered Accountants in England and Wales from 1969 to 1999 until his retirement from Merck.

Michael D. Casey has served as a director since March 2004. Mr. Casey was Chairman, President and Chief Executive Officer of Matrix Pharmaceuticals, Inc. from September 1997 until February 2002 when Matrix was acquired by Chiron Corporation. From November 1995 until September 1997, Mr. Casey was President, Retail and Specialty Products Divisions of Schein Pharmaceutical, Inc. Mr. Casey was President and Chief Operating Officer of Genetic Therapy, Inc. from June 1993 until November 1995. Mr. Casey held various positions at Johnson & Johnson companies over a twenty-five year period, including serving as President of McNeil Pharmaceutical from July 1989 to June 1993. Mr. Casey is currently a director of a number of biotechnology and pharmaceutical companies including Bone Care International, Inc., Cholestech Corporation, Allos Therapeutics, Inc., Celgene Corporation and OrthoLogic Corporation.

Armand P. Neukermans, Ph.D. has served as a Director since March 2001. Dr. Neukermans founded Xros, Inc. in December 1996. Xros was acquired by and became a division of Nortel Networks in March 2000. Throughout and until June 2002, Dr. Neukermans has held the position of Chairman and Chief Technical Officer at Xros. In October 1993, Dr. Neukermans founded Adagio Associates, a consulting firm in the area of instrumentation, metrology and microfabrication and currently serves as its President. From 1992 to 1993, Dr. Neukermans was Vice President, Systems Development at Teknekron TSDC. Between 1985 and 1992, Dr. Neukermans held various positions at Tencor Instruments including Vice President and Chief Technical Officer. From 1973 to 1985, Dr. Neukermans held various positions at Hewlett Packard Company, HP Labs, including Department Manager. Dr. Neukermans holds an Engineer’s Degree in Mechanical and Electrical Engineering from Louvain University, an M.S. in Electrical Engineering from Arizona State University and a Ph.D. in Applied Physics from Stanford University. Dr. Neukermans was named Silicon Valley Inventor of the year in 2001.

Thomas A. Schreck co-founded DURECT in February 1998 and served as Chief Executive Officer, Chief Financial Officer and President from February 1998 to June 1998. Since June 1998, he has served as our Chief Financial Officer and a Director. Prior to founding DURECT, he founded and was President of Schreck Merchant Group, Inc., an investment bank specializing in private placements and mergers and acquisitions, from June 1994 to February 1998. Mr. Schreck also founded and served as Risk Manager to Genesis Merchant Group/Portola Capital Partners, L.P., a convertible arbitrage fund, from 1993 to 1994. He also served as a Manager of the Convertible Securities Department at Montgomery Securities, from 1988 to 1991. Mr. Schreck holds a B.A. from Williams College.

There are no family relationships among any of the directors or executive officers of the Company.

The Board, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs the company’s day-to-day operations. Our Board of Directors currently consists of 8 directors, as described in “Proposal 1: Election of Directors.” Mr. Schreck is resigning from our Board of Directors effective April 30, 2005, whereupon we will have 7 directors until Mr. Schreck’s replacement is qualified and appointed.

“Independent” Directors.    Each of our directors other than Messrs. Theeuwes, Schreck and Brown qualify as “independent” in accordance with the published listing requirements of NASDAQ as of June 22, 2005, the date of our annual meeting. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to us and our management.

Board Responsibilities and Structure.    The primary responsibilities of the Board are oversight, counseling and direction to our management in the long-term interests of the Company and its stockholders. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board.

Board Committees and Charters.    The Board currently has, and appoints the members of, standing Audit, Compensation and Nominating & Corporate Governance Committees. Each of the Board committees has a written charter approved by the Board. Copies of each charter are available on our web site at www.durect.com under “About DURECT—Corporate Policies/Governance.”

Audit Committee.    The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. In 2004, the Audit Committee held four meetings. The responsibilities and activities of the Audit Committee are described in greater detail in the “Audit Committee Report.” At the end of the last fiscal year, the Audit Committee was composed of the following directors: Michael D. Casey, David R. Hoffmann and Jon S. Saxe. In March 2004, Michael D. Casey was elected to the Audit Committee to replace Dr. Neukermans. Mr. Saxe was elected to be Chairman of the Committee in March 2004. In September 2004, Mr. Hoffmann was elected to be Chairman of the Committee.

Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. Our independent registered public accounting firm provides the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discusses with the independent registered public accounting firm and management that firm’s independence.

In accordance with Audit Committee policy and the requirements of law, all services to be provided by Ernst & Young are pre-approved by the Audit Committee. Pre-approval includes audit services, audit-related services, tax services and other services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm.

As required by NASDAQ rules, the members of the Audit Committee each qualify as “independent” under special standards established for members of audit committees. The Audit Committee also includes at least one member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. David R. Hoffmann is the director who has been determined to be the Audit Committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hoffmann’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Hoffmann any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee.    The Compensation Committee reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, and administers our stock option plans, including reviewing and granting stock options to executive officers. The Compensation Committee also reviews and approves various other company compensation policies and matters. The Compensation Committee held seven meetings in 2004 and also regularly acts by written consent. For more information, see the “Compensation Committee Report on Executive Compensation.” At the end of the last fiscal year, the Compensation Committee was composed of David R. Hoffmann, Armand P. Neukermans, and Jon S. Saxe. Dr. Neukermans was elected to be Chairman of the Committee in March 2004. As required by NASDAQ rules, the members of the Compensation Committee each qualify as “independent” under special standards established for members of compensation committees.

Nominating & Corporate Governance Committee.    The Nominating & Corporate Governance Committee identifies, evaluates and recommends to the Board individuals, including individuals proposed by stockholders, qualified to serve as members of the Board and the nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected. The Nominating & Corporate Governance Committee also identifies, evaluates and recommends to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings. The Nominating & Corporate Governance Committee was established in April 2004 and had two meetings in 2004. In December 2004, after an amendment to the Committee charter, the Nominating & Corporate Governance Committee also became responsible for preparing and recommending to the Board adoption of corporate governance guidelines, reviewing and assessing our Code of Ethics and overseeing and conducting an annual evaluation of the performance of the Board. The members of the Nominating & Corporate Governance Committee are Michael D. Casey, David R. Hoffmann and Armand P. Neukermans. Mr. Casey was elected to be Chairman of the Committee in April 2004. As required by NASDAQ rules, the members of the Nominating & Corporate Governance Committee each qualify as “independent” under special standards established for members of the Committee.

Criteria for Board Membership.    In recommending candidates for appointment or re-election to the Board, the Nominating & Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the NASDAQ rules, and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the NASDAQ rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees.    The Nominating & Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating & Corporate Governance Committee c/o Jean Liu, Sr. Vice President, General Counsel and Secretary, 10240 Bubb Road, Cupertino, CA 95014 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2006 Annual Meeting” above.

Process for Identifying and Evaluating Nominees.    The Nominating & Corporate Governance Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating & Corporate Governance Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating & Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company, stockholder nominations, and, if the Nominating & Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating & Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating & Corporate Governance Committee. Candidates meriting serious consideration will then meet with the members of the Board. Based on this input, the Nominating & Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Attendance at Board, Committee and Annual Stockholders’ Meetings.    During the last fiscal year (the period from December 31, 2003 through December 31, 2004), the Board met six times. All directors are expected to attend each meeting of the Board and the committees on which they serve, and are also strongly encouraged to attend our annual meeting of stockholders. Each director, except Mr. Albert Zesiger, who retired from our board in April 2005, attended at least 75% of all Board and applicable committee meetings during this time. Seven directors attended our 2004 annual meeting of stockholders.

Communications from Stockholders to the Board.    The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the Secretary. Stockholders can send communications by e-mail to jean.liu@durect.com, by fax to (408) 777-3577 or by mail to Jean Liu, Sr. Vice President, General Counsel and Secretary, DURECT Corporation, 10240 Bubb Road, Cupertino, California 95014. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Code of Ethics

In December 2003, the Board approved an amended Code of Ethics applicable to all of our employees, officers and directors. The purpose of the Code of Ethics is to deter wrongdoing and among other things, promote compliance with applicable laws, fair dealing, proper use and protection of Company assets, prompt and accurate public company reporting, reporting of accounting complaints or concerns and avoidance of conflicts of interest and usurpation of corporate opportunity.

Our Code of Ethics can be found on our corporate website at www.durect.com under “About DURECT—Corporate Policies/Governance.” If the Company makes any substantive amendments to the Code or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver by a method selected by the Board of Directors and in conformity with applicable SEC and NASDAQ rules.

Whistleblower Policy

In December 2003, in compliance with Section 301 of the Sarbanes-Oxley Act, the Audit Committee of the Board of Directors established procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters, and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters (Whistleblower Policy). Our Whistleblower Policy can be found on our corporate website at www.durect.com under “About DURECT—Corporate Policies/Governance.”

Director Compensation

In 2004, each non-employee director except Mr. Zesiger received an attendance fee of $1,000 for each Board meeting attended and $500 for each telephonic Board meeting or committee meeting attended and a retainer fee equal to $10,000 per year, paid on a quarterly basis in arrears. Directors other than Mr. Zesiger were also reimbursed reasonable and customary travel expenses. Effective April 2005, the Board amended the board compensation plan to provide that each non-employee director is eligible to receive an attendance fee of $1,500 for each Board meeting attended and $500 for each telephonic Board meeting and a retainer fee equal to $12,500 per year paid on a quarterly basis in arrears. In addition, under the amended compensation plan, for each Board committee on which a non-employee director serves, he shall be eligible to receive an attendance fee of $500 for each committee meeting attended and a retainer fee equal to $2,000 per year paid on a quarterly basis in arrears. Under the amended compensation plan, the chairperson of the Audit Committee or other Board Committee will also be eligible to receive an additional retainer fee of $7,500 per year or $4,000 per year respectively, each paid on a quarterly basis in arrears.

All of our current non-employee directors participate in the 2000 Directors’ Stock Option Plan. Under the Directors’ Plan, when each non-employee director first becomes a director, he/she receives nonstatutory options to purchase 30,000 shares of our common stock. These options have a ten-year term and become exercisable in installments of 33 1/3% of the total number of shares granted on each anniversary of the grant. On the date of our annual stockholders’ meeting each year, each director who has served for at least 6 months will receive options to purchase an additional 12,000 shares of our common stock (Annual Grant). In April 2005, subject to stockholder approval, the Board approved amendments and restatements of the Directors’ Plan to increase the Annual Grant from 12,000 to 20,000 shares and to provide that such Annual Grant would vest on the day before the annual meeting of the year after grant (see Proposal No. 3). These options are for a ten-year term. In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. The exercise price of the options granted under the Directors’ Plan must be at least 100% of the closing price of our common stock on the NASDAQ National Market on the date the option is granted. The options may be exercised only (1) while the individual is serving as a director on the Board, (2) within 12 months after termination by death or disability, or (3) within 3 months after the individual’s term as director ends for any other reason.

Each of the non-employee directors named in this proxy statement will receive an additional option to purchase 12,000 shares of our common stock under the Directors’ Plan on June 22, 2005, the date of our 2005 Annual Meeting.

Employee directors receive no additional compensation for serving on the Board of Directors.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

AMENDMENTS OF THE COMPANY’S 2000 STOCK PLAN

At the Annual Meeting, you are being asked to approve amendments to the 2000 Stock Plan (the “Stock Plan”). On April 14, 2005, the Board approved, subject to stockholder approval, amendments of the Stock Plan which affects the following changes:

•	expansion of the types of awards that the Company may grant to eligible service providers under the Stock Plan to include restricted stock grants, restricted stock units, stock appreciation rights and other similar types of awards (including other awards under which recipients are not required to pay any purchase or exercise price) as well as cash awards; and

•	inclusion of certain performance criteria (as described further below) that may be applied to awards granted under the Stock Plan.

The Stock Plan was adopted by the Board of Directors in January 31, 2000 and it became effective on January 31, 2000 after approval of the stockholders. In April 2005, the Board approved amendments of the Plan, subject to stockholder approval, to make the changes specified above.

The Board adopted the changes to the Stock Plan because it believes that expanding the types of equity awards permitted under the Stock Plan is necessary to attract and retain employees, executive officers, directors and other service providers while providing the Company flexibility to structure such awards in the manner most beneficial to the Company and its stockholders. The Board also believes it is in the best interests of the Company and its stockholders to maximize the Company’s ability to take income tax deductions for certain compensation paid to executive officers of the Company under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board continues to believe that equity compensation awards are an important part of the Company’s overall compensation program and that such awards are important in retaining and motivating existing personnel.

As amended, the material terms of the Stock Plan include the following:

•	an aggregate of 1,796,500 shares of common stock were originally reserved for issuance under the Stock Plan. In addition, pursuant to provisions approved by our stockholders in January 2000, for each of our fiscal years from 2001 through 2005 an additional number of shares equal to 2,250,000 shares per year have been added to the plan, and for each fiscal year from 2006 through 2010, an additional number of shares equal to the lesser of 2,250,000 shares, 5% of our outstanding stock or a lesser number of shares as is determined by the Board will automatically be added to the number of shares reserved for issuance on the first day of each of our fiscal years through 2010. You are not being asked to vote to increase the number of shares available for issuance under the Stock Plan;

•	the types of awards that may be granted under the Stock Plan are stock options (including incentive stock options and nonstatutory stock options), restricted stock grants, restricted stock units, stock appreciation rights, stock purchase rights, and other similar types of awards (including other awards under which recipients are not required to pay any purchase or exercise price), as well as cash awards;

•	the maximum number of shares subject to awards that may be granted to any one participant under the Stock Plan during any single fiscal year of the Company is 1,500,000 shares;

•	the Company may not reprice or otherwise reduce the exercise price of outstanding options granted under the Stock Plan (other than in connection with certain corporate transactions such as stock splits, stock dividends or similar transactions) without the approval of our stockholders; and

•	the number of shares reserved for issuance under the Stock Plan and subject to outstanding awards, the exercise or purchase price per share applicable to outstanding awards and the maximum number of shares that may be issued to any participant during a fiscal year will be adjusted to proportionately reflect the terms of certain corporate transactions including stock splits, stock dividends, and certain other transactions affecting the capital stock of the Company.

Expansion of Types of Awards and Extension of Plan Term

Currently, the Stock Plan provides for the granting of stock options and stock purchase rights to eligible participants. In light of the changing pressures affecting compensation, including executive compensation, as a result of the recent market developments as well as increased focus on corporate governance matters generally, and because of the anticipated effectiveness of Financial Accounting Standards 123R imposing significant changes to the accounting treatment of stock options, our Board believes it appropriate for us to have increased flexibility as to the types of equity compensation awards the Board may grant to employees and other eligible plan participants.

Specifically, our Board has determined that the Company would be better positioned to attract and retain qualified officers, employees, consultants and directors if we had the ability, in addition to being able to grant stock options and rights to purchase shares of our common stock, to grant stock awards in the form of restricted stock, restricted stock units and stock appreciation rights and other similar types of stock awards pursuant to which the recipient is not required to make any payment to the Company upon issuance of the shares underlying the award. In addition, the Board desires that the Company be able to pay cash bonuses that are fully deductible by the Company under applicable tax rules. These awards may or may not be granted subject to vesting or other forfeiture conditions. We seek approval of our stockholders to expand the types of awards granted under the Stock Plan and extension of the Stock Plan’s term.

Background on Section 162(m) Approval

We are also asking our stockholders to approve the material terms of the Stock Plan to maximize the corporate income tax deductions that may become available to us pursuant to Section 162(m). We are asking our stockholders for this approval so that we may deduct for federal income tax purposes compensation in excess of $1.0 million that may be paid to certain executive officers in any single year. Compensation includes cash compensation and income arising from the exercise of nonstatutory stock options, as a result of the grant or vesting of other types of equity awards, and from disqualifying dispositions of incentive stock options.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers (our Chief Executive Officer and our other four most highly compensated executive officers) to the extent that any of these persons receive more than $1.0 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. To assure that stock options granted under the Stock Plan in the future qualify as “performance-based” compensation under Section 162(m), we believe our stockholders should approve the material terms of the Stock Plan at the Annual Meeting. One of the material terms of the Stock Plan is that the maximum number of shares that may be granted subject to options and other stock awards under the Stock Plan to any employee during any single fiscal year is 1,500,000 shares. This limit is included in the Stock Plan specifically for purposes of Section 162(m).

In addition, we are seeking to expand the types of awards granted under the Stock Plan to include restricted stock grants, restricted stock units and stock appreciation rights (and other similar types of awards), as well as cash awards. To qualify such awards as “performance-based” compensation, these awards must be made subject to performance conditions approved by the Board’s Compensation Committee and our stockholders as required under the Section 162(m) regulations. The Company may or may not apply performance criteria and qualify the awards under Section 162(m), but the Company believes it is in the best interests of the Company and its stockholders to have the ability to do so.

The Stock Plan, as amended, would permit the Company to issue such awards incorporating performance objectives and would provide that these performance objectives (“Qualifying Performance Criteria”) may be based upon: (1) cash flow, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share; (5) stock price, (6) return on equity or average stockholders’ equity, (7) total stockholder return, (8) return on capital, (9)

return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in stockholder value relative to the moving average of the S&P 500 Index or the Company’s peer group index, (21) credit rating, (22) strategic plan development and implementation, (23) improvement in workforce diversity, and (24) such other similar criteria as may be determined by the Administrator (as defined below). To the extent that the Administrator determines that an award will be granted subject to Qualifying Performance Criteria, such criteria will be specified with respect to a particular award by our compensation committee in a manner designed to comply with Section 162(m). These criteria may be applied to the Company as a whole or to a business unit, parent, subsidiary or business segment, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the award agreement. The Company generally attempts to ensure that any awards under the Stock Plan meet the standards of Section 162(m) but may not do so in every instance.

Stockholder approval of the Stock Plan as amended pursuant to this proposal will constitute stockholder approval of the material terms of the Plan, including the limitations on stock awards and cash awards and the Qualifying Performance Criteria, for Section 162(m) purposes.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

AMENDMENT OF THE 2000 STOCK PLAN.

General Plan Background

As of April 25, 2005, awards (net of expired or canceled awards) covering an aggregate of 8,684,497 shares of common stock had been granted under the Stock Plan. 4,362,003 shares of common stock (plus (a) any shares that might in the future be returned to the Stock Plan as a result of expiration of awards or as a result of being retained by the Company to pay the exercise or purchase price or withholding taxes due upon exercise, purchase or issuance of awards, (b) shares added to the Stock Plan based on an annual increase on the first day of each of the Company’s fiscal years in 2006 through 2010 equal to the lesser of 2,250,000 shares of common stock, 5% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year or a lesser number determined by the Board) remain available for future grant under the Stock Plan.

Summary of the Stock Plan

A copy of the Stock Plan, as amended, is attached to this proxy statement as Appendix A. The following description of the Stock Plan is only a summary and so is qualified by reference to the complete text of the Stock Plan. Except as otherwise noted, this summary reflects the amendments proposed above.

General

The purpose of the Stock Plan is to offer incentives to attract and retain the best available personnel for positions of substantial responsibility and by providing additional incentive to employees and consultants to promote the success of the Company’s business. Stock options, stock purchase rights and subject to stockholder approval, restricted stock, restricted stock units, stock appreciation rights and cash awards may be granted under the Stock Plan (each an “Award”). Options granted under the Stock Plan may be either “incentive stock options,” as defined in section 422 of the Code, or non-statutory stock options.

Administration.    The Stock Plan is administered by the Board of Directors or a committee designated by the Board (the “Administrator”).

Eligibility.    Nonstatutory stock options and stock awards may be granted under the Stock Plan to employees, directors (including non-employee directors) and consultants of the Company, its parent and subsidiaries. Incentive stock options and cash awards may be granted only to employees of the Company or its subsidiaries. The Administrator, in its discretion, selects the employees to whom stock options and other stock awards, as well as cash awards, may be granted, the time or times at which such awards are granted, and the terms of such awards to be granted under the Stock Plan. As of April 25, 2005, the Company had approximately 147 employees and consultants and 5 non-employee directors who would be eligible to participate in the Stock Plan.

The following table sets forth information with respect to the stock options granted to the Named Executive Officers, all executive officers as a group, all directors who are not executive officers as a group, and all employees and consultants (excluding executive officers) as a group under the Stock Plan as of April 25, 2005.

Name	Number of shares subject to options granted under the Stock Plan	Weighted average exercise price per share
James E. Brown, D.V.M.	630,000	$3.77
Felix Theeuwes, D.Sc.	655,000	$3.69
Thomas A. Schreck (1)	505,000	$3.92
Timonthy S. Nelson (2)	402,107	$4.54
Steven C. Halladay, Ph.D.	281,250	$2.81
All executive officers as a group (10 persons)	3,856,607	$3.64
All directors who are not executive officers (3 persons)	55,000	$5.22
All current and former employees and consultants (excluding executive officers) as a group (245 persons)	8,013,020	$4.43

(1)	Mr. Schreck is resigning as Chief Financial Officer and Director of the Company effective April 30, 2005.
(2)	Mr. Nelson’s employment with us ended in April 2005.

New Plan Benefits.    Because benefits under the Stock Plan will depend on the Administrator’s actions and, with respect to options and other stock awards, the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by employees, officers, directors, and consultants under such types of awards if the Stock Plan is approved by the stockholders. As of April 25, 2005, the closing sales price of common stock was $2.85 per share. No cash awards have been granted under the Stock Plan.

Nontransferability of Awards.    Unless otherwise determined by the Administrator, options and stock awards granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of the holder of the option or stock award only by the holder.

Stock Options

Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of our common stock on the date of grant of such option, and the exercise price of an incentive stock option to an employee who is also a 10% stockholder must have an exercise price at least equal to 110% of the fair market value of our common stock on the date of grant of such option. The exercise price of a non-statutory stock option is as determined by the Administrator provided that if the optionee is, at the time of the grant of a non-statutory stock option, a Named Executive Officer of the Company or an individual whom the Administrator reasonably believes may become a Named Executive Officer, then the exercise price may not be less than 100% of the fair market value of our common stock on the date of grant if such option is intended to qualify as performance-based compensation under Section 162(m). The Company may grant options with exercise prices less than 100% of the fair market value of our common stock on the date of grant in connection with an acquisition by the Company of another company. The fair market value of our common stock is generally the closing sales price as quoted on the Nasdaq National Market on the date of grant. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in our capitalization, such as a stock split or a recapitalization).

Exercise of Option; Form of Consideration.    The Administrator determines when options vest and become exercisable, and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. The Company’s standard vesting schedule applicable to options is ¼ of the total shares vesting at each 12-month anniversary of the grant date. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Stock Plan permits payment to be made by cash, check, promissory note, cancellation of indebtedness, other shares of common stock of the Company (with some restrictions), broker assisted same-day sale, withholding of shares subject to the option (with some restrictions) or any other means of consideration permitted by applicable law.

Term of Option.    The term of an option may be no more than ten years from the date of grant; provided that the term of an incentive stock option may not be more than five years from the date of grant for an optionee who is also a 10% stockholder. No option may be exercised after the expiration of its term.

Termination of Options.    Generally, if an optionee’s service to the Company as an employee, consultant or director terminates other than for death or disability, vested options will remain exercisable for a period of three months following the optionee’s termination. Unless otherwise provided for in the option agreement, generally if an optionee becomes disabled while an employee, consultant or director, the optionee’s vested options shall be exercisable for six months following the optionee’s termination as a result of disability, or if earlier, the expiration of the term of such option. Unless otherwise provided for in the option agreement, if an optionee dies during optionee’s service with the Company or within 30 days following termination of optionee’s service, optionee’s vested options shall be exercisable for 6 months following the optionee’s death, or if earlier, the expiration of the term of such option. The Administrator shall have the authority to extend the period of time for which an option is to remain exercisable following optionee’s termination; provided that in no event will an option be exercisable later than the expiration of the term of the option.

Stock Awards

Stock awards may be stock grants, stock purchase rights, stock units or stock appreciation rights. Stock grants are awards of a specific number of shares of our common stock. Stock purchase rights are rights to purchase our common stock. Stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Stock appreciation rights are rights to receive cash and/or shares of our common stock based on a change in the fair market value of a specific number of shares of our common stock. Each stock award is evidenced by a stock award agreement between the Company and the participant. The Stock Plan allows the Administrator broad discretion to determine the terms of individual awards, including the number of shares that such participant shall be entitled to purchase or receive and the price (if any) to be paid by the recipient in connection with the issuance of the shares. Each stock award agreement will contain provisions regarding (i) the number of shares subject to such stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including the Qualifying Performance Criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award, and (vi) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator. Shares may be granted under the Stock Plan as stock awards without requiring the participant to pay the Company an amount equal to the fair market value of our common stock as of the Award grant date in order to acquire the Award shares.

Cash Awards

Each cash award granted under the Stock Plan will be subject to Qualifying Performance Criteria and will be reflected in an agreement containing provisions regarding (1) the target and maximum amount payable to the participant as a cash award, (2) the Qualifying Performance Criteria and level of achievement versus the criteria that will determine the amount of such payment, (3) the period as to which performance shall be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a cash award that is settled for cash may be a multiple of the target amount payable. The maximum amount payable pursuant to a cash award granted under the Stock Plan for any fiscal year intended to satisfy the requirements to “performance based compensation” under Section 162(m) may not exceed $1,000,000. Nothing in the Stock Plan prevents the Company from granting cash awards outside of the Stock Plan to any individual.

Adjustments on Changes in Capitalization, Merger or Change of Control

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change to the capital structure of the Company without receipt of consideration by the Company, appropriate adjustments will be made to (i) the number of shares subject to the Stock Plan (including the number of shares added annually to the Stock Plan), (ii) the number of shares that may be awarded to any individual under the Stock Plan during a single fiscal year, and (iii) the exercise price and number of shares under each outstanding Award. Any such adjustments shall be made by the Administrator, and the decision of the Administrator shall be final, binding and conclusive.

In the event of a change in control of the Company as defined in the Stock Plan, each outstanding Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume such Award, in which case such Award shall accelerate immediately prior to the consummation of the transaction.

In the event of a proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise determined by the Administrator.

Amendment and Termination of the Stock Plan

The Board may amend, alter, suspend or discontinue the Stock Plan. However, the Company shall obtain stockholder approval for any amendment to the Stock Plan to the extent necessary and desirable to comply with applicable laws and Nasdaq National Market listing requirements. Generally, no such action by the Board or stockholders may alter or impair any outstanding Award under the Stock Plan without the written consent of the holder. In addition, no amendment shall be made that would reduce the exercise price of outstanding options without the written consent of the stockholders. The Stock Plan will terminate in January 2010.

Federal Income Tax Consequences of Options under the Stock Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR AWARDS OF RESTRICTED STOCK UNDER THE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OF AWARDS OF RESTRICTED STOCK.

Options.    The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before both of these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).

The grant of a nonstatutory option has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a non-statutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. The Company may allow non-statutory options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer.

In the case of both incentive stock options and non-statutory options, special federal income tax rules apply if Company common stock is used to pay all or part of the option price.

Stock Awards.    Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to the Company and are not nontransferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m), the Company is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Cash Awards.    Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company will be entitled to tax deduction in the amount and at the time the recipient recognizes compensation income.

Accounting Treatment

Prior to the first quarter of fiscal year 2006, options granted to employees under the Stock Plan that have fixed exercise prices that are equal to or greater than the fair market value per share on the grant date and that have a fixed number of shares associated with the option will generally not result in any direct charge to the

Company’s reported earnings under current accounting rules. However, the fair value of those options is required to be disclosed in the notes to the Company’s financial statements, and the Company also must disclose, in the notes to its financial statements, the pro forma impact those options would have upon the Company’s reported earnings and earnings per share were the fair value of those options at the time of grant treated as a compensation expense over the life of the option.

Beginning with the first quarter of fiscal year 2006 (assuming effectiveness of FAS 123R), the Company will generally be required to recognize compensation expense in an amount equal to the fair value on the date of grant of all stock options that are unvested as of or after such period. The fair value of an option will be based on the number of shares subject to the option that are expected to vest. The Company will use either Black-Scholes or a binomial valuation model to measure fair value of option grants. In addition, the Company will be required to recognize compensation expense for options as they vest, as adjusted for actual forfeitures that occur before vesting but not adjusted for any previously recognized compensation cost if an option lapses unexercised.

PROPOSAL NO. 3

AMENDMENT OF THE COMPANY’S 2000 DIRECTORS’ STOCK OPTION PLAN

At the Annual Meeting, you are being asked to approve amendments to the 2000 Directors’ Stock Option Plan (the “Directors’ Plan”) to:

•	increase the number of shares of common stock issuable under the Directors’ Plan by an additional 425,000 shares, to an aggregate of 925,000 shares (approximately 1.7% of the outstanding shares as of April 25, 2005);

•	increase the number of option shares issued to nonemployee directors annually in connection with their continued service on the Board (from 12,000 shares) to 20,000 shares; and

•	modify the vesting of such annual option grants so that such shares vest completely on the day before the first anniversary of the date of grant.

The Directors’ Plan was adopted by the Board of Directors in March 31, 2000 and it became effective on September 27, 2000 after approval of the stockholders. In April 2005, the Board approved amendments of the Directors’ Plan to make the changes described above, subject to stockholder approval.

The Board adopted these amendments because it believes that having additional shares available to issue to nonemployee directors under the Directors’ Plan and increasing the size of the automatic option grants made under the Directors’ Plan are necessary to attract and retain nonemployee directors, and rewarding the committee members and committee chairpersons is appropriate in light of the equity compensation to directors provided by comparable companies to us, the increased workload and responsibilities that such individuals face in connection with their service on our Board.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

AMENDMENT OF THE 2000 DIRECTORS’ STOCK OPTION PLAN.

General Plan Background

As of April 25, 2005, options (net of expired or canceled options or options retained by the Company to satisfy the exercise price of an option or any withholding taxes due with respect to the exercise of an option) covering an aggregate of 193,000 shares of our common stock had been granted under the Directors’ Plan. As of April 25, 2005, 307,000 shares of our common stock (plus any shares that might in the future be returned to the Directors’ Plan as a result of cancellations or expiration of options or as a result of being retained by the Company to pay the exercise price or withholding taxes due upon exercise of options) remain available for future grant under the Directors’ Plan.

Summary of the Directors’ Plan

A copy of the Directors’ Plan is attached to this proxy statement as Appendix B. The following description of the Directors’ Plan is a summary and so is qualified by reference to the complete text of the Directors’ Plan. Except as otherwise noted, this summary reflects the amendments proposed above.

General

The purpose of the Directors’ Plan is to enhance the long-term stockholders’ value of the Company by attracting and retaining the best available personnel for service as directors of the Company, providing additional incentive to the nonemployee directors of the Company to serve as directors, and encouraging their continued service on the Board. Stock options granted under the Directors’ Plan will be nonstatutory stock options which are options that are not intended to qualify as incentive stock options under Section 422 of the Code.

Administration.    The Directors’ Plan will be administered by the Board.

Eligibility.    Non-statutory stock options may be granted under the Directors’ Plan to nonemployee directors of the Company. All option grants under the Directors’ Plan are automatic and nondiscretionary. As of April 25, 2005, the Company had five nonemployee directors who are eligible to participate in the Directors’ Plan.

As of April 25, 2005, none of shares of the Company’s common stock had been issued upon exercise of options granted under the Directors’ Plan, options to purchase 193,000 shares of the Company’s common stock were outstanding under the Directors’ Plan and 307,000 shares of the Company’s common stock remained available for future grant. If this Proposal No. 3 is approved, 732,000 shares of the Company’s common stock will remain available for future grant under the Director’s Plan.

Options

Automatic Option Grants.    Under the Directors’ Plan, each person who becomes a nonemployee director is automatically granted an option (the “Initial Option”) to purchase 30,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the date on which such person first becomes a nonemployee director. Each nonemployee director (including a nonemployee director who did not receive a Initial Option) is automatically granted an option (the “Annual Option”) to purchase 20,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the date of each annual meeting of the stockholders of the Company (commencing with the Annual Meeting for 2006), provided that, the nonemployee director shall have served on the Board for at least six months prior to date of such annual meeting of stockholders.

In the event that a grant would cause the number of shares subject to outstanding options plus the number of shares previously purchased upon exercise of options to exceed the number of shares available for issuance under the Directors’ Plan, then each such automatic option grant shall be for that number of shares determined by multiplying the number of shares subject to each such automatic option grant as of such date by a fraction equal to the total number of shares remaining available for grant as of such date by the aggregate number of shares subject to automatic option grants due as of such date. Any further grants shall then be deferred until such time, if any, as additional shares become available for grant under the Directors’ Plan through action of the stockholders to increase the number of shares which may be issued under the Directors’ Plan or through cancellation or expiration of options previously granted under the Directors’ Plan.

Exercise Price.    The exercise price of all stock options granted under the Directors’ Plan will be equal to the fair market value of our common stock on the date of grant of the option. The fair market value of our common stock is generally the closing sales price as reported in the Wall Street Journal on the date of grant.

Vesting.    Each Initial Option shall vest and become exercisable as to one third of the shares underlying the option on each anniversary of its date of grant so that the option shall be fully vested and exercisable on the third anniversary of its date of grant. Each Annual Option shall vest and become exercisable as to 100% of the shares underlying the option on the day before the day of the annual meeting of the year after grant.

Form of Consideration.    The means of payment for shares issued on exercise of an option are specified in each option agreement. The Directors’ Plan permits payment to be made by cash, check, other shares of our common stock (with some restrictions) or any other method of payment as shall be permitted under applicable corporate law.

Term of Option.    The term of an option may be no more than ten years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Options.    Generally, if an optionee’s services to the Company as a director terminate other than for death or disability, vested options as of the last day of service will remain exercisable for a period of ninety days following the optionee’s termination or if earlier, the expiration of the term of such option. Unless otherwise provided for in the option agreement, if an optionee dies or becomes totally and permanently disabled while a director (or with respect to death, within three months after termination as a director), the optionee’s vested options as of the last day of service shall be exercisable for twelve months following the optionee’s death or termination as a result of disability, or if earlier, the expiration of the term of such option.

If our Chief Executive Officer or his or her designee reasonably believes that an optionee has committed an act of misconduct, he may suspend the optionee’s right to exercise any option pending a determination by the Board (excluding the director accused of such misconduct). If the Board (excluding the director accused of such misconduct) determines that an optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the optionee nor his or her estate shall be entitled to exercise any option. In making such determination, the Board (excluding the director accused of such misconduct) shall act fairly and shall give the optionee an opportunity to appear and present evidence on optionee’s behalf at a hearing before the Board or a committee of the Board.

Nontransferability of Options.    Unless otherwise determined by the Board, options granted under the Directors’ Plan are not transferable other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder) and may be exercised during the optionee’s lifetime only by the optionee or its permitted transferee.

Adjustments on Changes in Capitalization, Merger or Change of Control

In the event of any stock dividend, stock split, reverse stock split, combination, reclassification or similar change to the capital structure of the Company without receipt of consideration by the Company, appropriate adjustments will be made to (i) the number of shares of common stock subject to the Directors’ Plan, (ii) the number of shares of common stock that may be granted pursuant to options to any individual under the Directors’ Plan, and (iii) the exercise price and number of shares of common stock under each outstanding option. Any such adjustments shall be made by the Board of Directors in its absolute discretion, and the decision of the Board shall be final, binding and conclusive.

In the event of a change of control as defined in the Directors’ Plan, all outstanding options shall accelerate, vest in full and be fully exercisable immediately prior to the consummation of the transaction.

Amendment and Termination of the Directors’ Plan

The Board may amend or terminate the Directors’ Plan at any time the Board deems advisable. However, the Company shall obtain stockholder approval for any amendment to the Directors’ Plan to the extent necessary and desirable to comply with applicable laws and Nasdaq National Market listing requirements. Generally, no such action by the Board or stockholders may alter or impair any option previously granted or Retainer previously determined under the Directors’ Plan without the written consent of the optionee or eligible recipient of the Retainer. The Directors’ Plan terminates in January 2010.

Federal Income Tax Consequences of Options under the Directors’ Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS UNDER THE DIRECTORS’ PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS.

The grant of a nonstatutory option has no federal income tax effect on the optionee. Upon the exercise of a nonstatutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) of the Code, the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. The Company may allow nonstatutory options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer. In addition, special federal income tax rules apply if Company common stock is used to pay all or part of the option price.

Accounting of Options under the Directors’ Plan

Prior to the first quarter of fiscal 2006, options granted to non-employee directors under the Directors’ Plan that have fixed exercise prices that are equal to or greater than the fair market value per share on the grant date and that have a fixed number of shares associated with the option will generally not result in any direct charge to the Company’s reported earnings under current accounting rules. However, the fair value of those options is required to be disclosed in the notes to the Company’s financial statement, and the Company also must disclose, in the notes to its financial statements, the pro forma impact those options would have upon the Company’s reported earnings and earnings per share were the fair value of those options at the time of grant treated as a compensation expense over the life of the option.

Beginning with the first quarter of fiscal 2006 (assuming effectiveness of FAS 123R), the Company will generally be required to recognize compensation expense in an amount equal to the fair market value on the date of grant of all stock options that are unvested as of or after such period. The fair value of an option will be based on the number of shares subject to the option that are expected to vest. The Company will use either Black-Scholes or a binomial valuation model to measure fair value of option grants. In addition, the Company will be required to recognize compensation expense for options as they vest, as adjusted for actual forfeitures that occur before vesting but not adjusted for any previously recognized compensation cost if an option lapses unexercised.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2005. Ernst & Young LLP has served as our independent registered public accounting firm since 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2005

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 25, 2005 by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of the named executive officers; and

•	all of our directors and executive officers as a group.

The number and percentage of shares beneficially owned are based on 51,932,587 shares of common stock outstanding as of April 25, 2005. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission. Shares of common stock subject to options, warrants and conversion privileges that are currently exercisable or exercisable within 60 days of April 25, 2005 are deemed to be outstanding and beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, these persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Holders of 5% or more of our common stock
ALZA Corporation 1900 Charleston Road Mountain View, CA 94043	6,600,000	12.7%

Zesiger Capital Group LLC(1) 320 Park Avenue, 30th Floor New York, NY 10022	4,559,300	8.8

Brookside Capital Partners(2) Two Copley Place Boston, MA 02116	3,990,514	7.7

Zazove Associates, LLC(3) 940 Southwood Incline Village, NV 89451	3,429,028	6.2

Ironwood Capital Management, LLC(4) 21 Custom House Street Boston, MA 02110	2,608,875	5.0

Directors and named executive officers
Felix Theeuwes, D.Sc.(5)	2,030,951	3.9
Thomas A. Schreck (6)	3,022,450	5.8
James E. Brown, D.V.M.(7)	2,927,450	5.6
Timothy S. Nelson(8)	603,382	1.2
Steven C. Halladay Ph.D.(9)	87,741	*
Simon X. Benito	0	*
Michael D. Casey (10)	10,000	*

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Common Stock
David R. Hoffmann(11)	38,000	*
Armand P. Neukermans, Ph.D.(12)	56,917	*
Jon S. Saxe(13)	42,000	*
All executive officers and directors as a group (15 persons)(14)	9,565,903	17.9

*	Less than 1% of the outstanding shares of common stock. Except as otherwise noted, the address of each person listed in the table is c/o DURECT Corporation, 10240 Bubb Road, Cupertino, California 95014.
(1)	Based upon a Schedule 13G filed by Zesiger Capital Group LLC on February 14, 2005, in which Zesiger Capital Group LLC reported that Zesiger Captial Group LLC had sole voting power over 3,135,000 of such shares, shared voting power over none of such shares and sole dispositive power over 4,559,300 of such shares. Albert L. Zesiger, one of our former directors, is a principal of this company. Mr. Zesiger, in his capacity as a principal, has investment power with respect to these shares and voting power over 3,135,000 shares but disclaims beneficial ownership with respect hereto.
(2)	Represents 3,990,514 shares held by Brookside Capital Partners Fund, L.P. Matthew V. McPherron, one of our former directors, is a director of this partnership. Mr. McPherron disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.
(3)	Based upon a Schedule 13G filed by Zazove Associates, LLC on February 15, 2005, in which Zazove Associates, LLC reported that Zazove Associates LLC had sole voting power over 3,429,028 of such shares (which includes 3,366,028 shares issuable upon the conversion of Durect Corporation Convertible Debentures Due June 15, 2008 held by Zazove Associates, LLC), shared voting power over none of such shares and sole dispositive power over 3,492,063 of such shares.
(4)	Based upon a Schedule 13G filed by Ironwood Capital Management, LLC on February 10, 2005, in which Ironwood Capital Management, LLC reported that Ironwood Capital Management, LLC had sole voting power over none of such shares, shared voting power over 1,769,275 of such shares, sole dispositive power over none of such shares and shared dispositive power over 2,608,875 of such shares.
(5)	Includes 11,000 shares held by Felix Theeuwes, and 1,790,001 shares held by the Felix and Marie-Therese Theeuwes Family Trust. Also includes 229,950 shares issuable upon exercise of options exercisable within 60 days of April 25, 2005.
(6)	Includes 1,865,000 shares held by Thomas A. Schreck, 840,000 shares held by Thomas A. Schreck, Trustee for Mason and Thomas Schreck, 100,000 shares held by Portola Capital Partners, L.P. for the benefit of Albert R. Schreck, Joel Schreck and the Thomas A. Schreck 1959 Trust. Also includes 217,450 shares issuable upon exercise of options exercisable within 60 days of April 25, 2005.
(7)	Includes 2,150,000 shares held by James E. Brown, and 560,000 shares held by the James & Karen Brown 1998 Trust U/A. Also includes 217,450 shares issuable upon exercise of options exercisable within 60 days of April 25, 2005.
(8)	Includes 389,325 shares held by Timothy S. Nelson and 25,000 shares held by Morgan Stanley Dean Witter, not in its individual capacity but solely as Custodian of the IRA of Timothy S. Nelson. Also includes 189,057 shares issuable upon exercise of options exercisable within 60 days of April 25, 2005.
(9)	Includes 790 shares held by Steven C. Halladay. Also includes 86,951 shares issuable upon exercise of options exercisable within 60 days of April 25, 2005.
(10)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of April 25, 2005.
(11)	Includes 6,000 shares held by David R. Hoffmann and Judy A. Hoffmann in trust for the benefit of Alec D. Hoffman and Todd L. Hoffmann. Also includes 32,000 shares issuable upon exercise of options exercisable within 60 days of April 25, 2005.
(12)	Includes 1,250 shares held by Armand P. Neukermans. Also includes 55,667 shares issuable upon exercise of options exercisable within 60 days of April 25, 2005.
(13)	Includes 20,000 shares held by the Jon S. Saxe and Myrna G. Marshall 1997 Trust. Also includes 22,000 shares issuable upon exercise of options exercisable within 60 days of April 25, 2005.
(14)	Includes an aggregate of 1,466,800 shares issuable pursuant to the exercise of outstanding stock options exercisable within 60 days of April 25, 2005.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation paid by the Company for services rendered during the Company’s three preceding fiscal years to (a) the person who served as our Chief Executive Officer during the fiscal year that ended December 31, 2004 and (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2004 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation		Other Annual Compensation	Long-Term Compensation
		Salary ($)	Bonus ($)		Restricted Stock Award(s) ($)	Securities Underlying Options (#)
James E. Brown, D.V.M. President, Chief Executive Officer and Director	2004 2003 2002	380,000 360,000 320,000	— — —	— — —	— — —	350,000 200,000 —

Felix Theeuwes, D.Sc. Chairman and Chief Scientific Officer	2004 2003 2002	390,000 380,000 350,000	— — —	— — —	— — —	350,000 225,000 —

Thomas A. Schreck(1) Chief Financial Officer and Director	2004 2003 2002	360,000 340,000 300,000	— — —	— — —	— — —	225,000 200,000 —

Timothy S. Nelson(2) Senior Vice President, Business and Commercial Development	2004 2003 2002	230,000 225,615 197,822	18,400 — 28,350	254 778 —	— — —	90,000 116,500 10,000

Steven C. Halladay, Ph.D.(3) Vice President, Clinical and Regulatory	2004 2003 2002	225,000 225,000 52,212	18,000 — —	— — —	— — —	142,000 39,250 100,000

(1)	Mr. Schreck is resigning as Chief Financial Officer and Director of the Company effective April 30, 2005.
(2)	Mr. Nelson’s employment with us ended in April 2005.
(3)	Dr. Halladay joined the Company in September 2002. His annualized salary for 2002 was $225,000.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information for the year ended December 31, 2004 with respect to grants of stock options to each of the named executive officers. All options granted by us in 2004 were granted under our 2000 Stock Plan. These options have a term of 10 years. We granted options to purchase common stock equal to a total of 4,208,337 shares during 2004. Options were granted at an exercise price equal to the closing price of our common stock on the NASDAQ National Market on the date of grant. Potential realizable values are net of exercise price before taxes, and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term.

These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to executive officers. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. The assigned 5% and 10% rates of stock appreciation are based on the fair market value of our common stock at grant date.

	Individual Grants(1)			Exercise Price		Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in
Name	Granted	Fiscal Year		($/Share)		Date	5%		10%
James E. Brown	225,000 125,000	5.3 3.0	% %	$ $	3.25 3.20	1/14/2014 12/17/2014	$ $	459,879 251,558	$ $	1,165,424 637,497
Felix Theeuwes	225,000 125,000	5.3 3.0	% %	$ $	3.25 3.20	1/14/2014 12/17/2014	$ $	459,879 251,558	$ $	1,165,424 637,497
Thomas A. Schreck (2)	225,000	5.3%			$3.25	1/14/2014		$459,879		$1,165,424
Timothy S. Nelson (3)	50,000 40,000	1.2 1.0	% %	$ $	2.51 3.20	2/27/2014 12/17/2014	$ $	78,926 80,499	$ $	200,015 203,999
Steven C. Halladay	75,000 67,000	1.8 1.6	% %	$ $	2.51 3.20	2/27/2014 12/17/2014	$ $	118,389 134,835	$ $	300,022 341,698

(1)	No stock appreciation rights were granted to the named executive officers.
(2)	Mr. Schreck is resigning as Chief Financial Officer and Director of the Company effective April 30, 2005.
(3)	Mr. Nelson’s employment with us ended in April 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table provides certain information with respect to stock options exercised by the named executive officers during the last fiscal year that ended December 31, 2004. The value of in-the-money options is based on the fair market value of our common stock of $3.28 per share as quoted on the Nasdaq Stock Market on December 31, 2004 and net of the option exercise price.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004 Exerciseable/Unexercisable	Value of Unexercised In-the-money Options at December 31, 2004 Exerciseable/Unexercisable
James E. Brown	—	—	134,700/495,300	$92,990/$263,760
Felix Theeuwes	—	—	140,950/514,050	$103,615/$295,635
Thomas A. Schreck (1)	—	—	134,700/370,300	$92,990/$253,760
Timothy S. Nelson (2)	—	—	161,557/179,050	$55,165/$184,585
Steven C. Halladay	—	—	60,170/221,080	$22,102/$108,984

(1)	Mr. Schreck is resigning as Chief Financial Officer and Director of the Company effective April 30, 2005.
(2)	Mr. Nelson’s employment with us ended in April 2005.

Options shown above were granted under the 2000 Stock Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	8,292,000		$3.99	2,225,540	(2)(3)
Equity compensation plans not approved by security holders(4)	320,765	(5)	$2.47	0

Total	8,612,765		$3.93	2,225,540

(1)	Consists of the following equity compensation plans:
•	2000 Stock Plan
•	2000 Directors’ Stock Option Plan
•	2000 Employee Stock Purchase Plan
•	1998 Stock Option Plan
(2)	The 2000 Stock Plan incorporates an evergreen formula pursuant to which, on the first day of each of our fiscal years (through fiscal 2010), the number of shares available for future issuance under the 2000 Stock Plan automatically increases by the lesser of (i) 2,250,000 shares, (ii) 5% of our outstanding common stock on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as the board of directors determines.
(3)	Includes 247,450 shares of our common stock reserved under our 2000 Employee Stock Purchase Plan for future issuance.

(4)	Consists of the following equity compensation plans:
•	equity compensation plans assumed by us in connection with mergers or acquisitions and under which we do not intend to grant options or other awards in the future, including the Southern BioSystems, Inc. 1993 Stock Option Plan (as amended) and the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan (as amended).
(5)	Includes 770 shares to be issued upon exercise of an outstanding warrant.

Relationships and Related Party Transactions

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by a majority of the board of directors, including a majority of the independent and disinterested members of the board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

On April 8, 2005, we entered into a Letter Agreement re Departure and a related Consulting Agreement (collectively, the “Departure Agreement”) with Thomas A. Schreck, our Chief Financial Officer and member of our Board of Directors. The Departure Agreement generally provides that: Mr. Schreck will submit his resignation as Chief Financial Officer and a member of DURECT’s Board of Directors effective April 30, 2005 and Mr. Schreck will continue in his position as Chief Financial Officer and assist us in transitioning his duties through April 30, 2005. Commencing May 1, 2005, Mr. Schreck will provide consulting services to us in the areas of out-licensing and business development opportunities involving our existing products and specified technologies pursuant to the Consulting Agreement until December 31, 2005, unless the Consulting Agreement is earlier terminated. The Consulting Agreement can be terminated by us or Mr. Schreck for material breach of the Consulting Agreement by other party. The Consulting Agreement can be terminated by Mr. Schreck upon 30 days’ written notice to us. The Departure Agreement includes general releases of claims by Mr. Schreck and us against each other. Pursuant to the Age Discrimination in Employment Act, as amended, Mr. Schreck has a seven-day period during which he is entitled to revoke his release. In consideration of and subject to Mr. Schreck’s entry into the Consulting Agreement and performance of other covenants in the Departure Agreement, we have agreed to accelerate the vesting of outstanding unvested stock options previously granted to Mr. Schreck to purchase 100,000 shares of our common stock at $1.58 per share so such shares are vested as of April 30, 2005 and to pay Mr. Schreck an aggregate amount of $375,000, payable in monthly installments starting May 31, 2005 and ending on December 31, 2005. No other consideration will be provided to Mr. Schreck for the Consulting Agreement.

Change of Control Agreements

We have entered into a change of control agreement with our Senior Vice President Jean I Liu. This agreement provides that, in the event of a change in our control, one half of the unvested portion of any stock option or restricted stock held by Ms. Liu on the effective date of the change of control is automatically accelerated so as to become completely vested as of the effective date and, if such individual remains employed by us or our successor as of the first anniversary of the effective date of the change of control, then the remaining unvested portion of any stock option or restricted stock held by such individual as of the effective date of the change of control shall automatically be accelerated so as to become completely vested as of the anniversary. In addition, in the event of a termination without cause or constructive termination within the twelve months following the change in our control, the unvested portion of any stock option or restricted stock held by Ms. Liu is automatically accelerated so as to become completely vested as of the effective date of the termination.

In April 2004, our Board of Directors adopted a change of control policy applicable to our officers who hold the rank of Vice President and above (who are not party to any other change of control agreement with the Company) which provides that, in the event that such officer’s employment is terminated without cause or constructively terminated, in connection with and prior to a change in our control, or within twenty-four months following a change in our control, then: (1) the unvested portion of any stock option held by such officer shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) such officer shall receive a payment equal to one year of such officer’s then current salary, provided that such payment will equal to two years of such officer’s then current salary if such officer is James E. Brown or Felix Theeuwes.

In April 2004, our Board of Directors adopted a change of control policy applicable to all employees other than officers who hold the rank of Vice President and above which provides that, in the event that such employee’s employment is terminated without cause or constructively terminated, in connection with and prior to a change in our control, or within twenty-four months following a change in our control, then: (1) the unvested portion of any stock option held by such employee shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) such employee shall receive a payment equal to 2 weeks of such employee’s then current salary for each full year of employment with the Company (taking into consideration the period of employment by the surviving entity as employment with the Company), up to a maximum total severance payment equal to 12 months of such employee’s then current salary.

In 1998, we purchased key-man life insurance policies in the basic amounts of $1 million each for James E. Brown, Thomas A. Schreck and Felix Theeuwes for terms of 20 years each. We are the beneficiaries for these policies.

Other Transactions

During the last fiscal year, we granted options to purchase common stock to our employees, directors and consultants.

We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year that ended December 31, 2004. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also grants or makes recommendations to the Board of Directors to grant options under our 2000 Stock Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

During 2004, the Compensation Committee based its determinations regarding executive compensation on a combination of factors, including compensation data of executive officers in comparable companies obtained from a professional service, the achievement of pre-established corporate objectives, the observed performance of the executive officers and performance evaluation data provided by company employees directly supervised by the executive officers pursuant to a survey conducted under the supervision of the Chairman of the Board of Directors.

General Compensation Policy

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) cash bonus which reflects individual accomplishments as well as the achievement by the Company of corporate objectives pre-established by the Board and (iii) long term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The base salaries for Felix Theeuwes, Thomas A. Schreck and the other executive officers for 2004 were based primarily on the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is also adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

Cash Bonus

The cash bonus awards to Felix Theeuwes and Thomas A. Schreck for 2004 were based primarily on the achievement by the Company of corporate objectives pre-established by the Board of Directors. The cash bonus awards to the other executive officers for 2004 were based primarily on a combination of the officer’s individual accomplishments as well as the achievement by the Company of corporate objectives pre-established by the Board of Directors. Cash bonuses to our executive officers based on performance for 2004 were actually paid out in January 2005.

Long Term Incentive Compensation

We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, and internal comparability considerations.

Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the closing price of our common stock on the NASDAQ National Market) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the common stock appreciates over the option term.

Compensation of the Chief Executive Officer

James E. Brown has served as the Company’s President and Chief Executive Officer since June 1998. His base salary for the fiscal year ended December 31, 2004 was $380,000.

The factors discussed above in “Base Salary,” “Cash Bonus” and “Long Term Incentive Compensation” were also applied in establishing the amount of Dr. Brown’s salary and stock option grants.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1.0 million and the committee believes that options granted under the 2000 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the compensation committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

The Compensation Committee of the Board of Directors of DURECT Corporation:

David R. Hoffmann

Armand P. Neukermans

Jon S. Saxe

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of David R. Hoffmann, Armand P. Neukermans, and Jon S. Saxe. No member of the committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

As required by NASDAQ rules, the Audit Committee of the DURECT Corporation Board of Directors is composed of three independent directors. The committee operates under a written charter adopted by the Board of Directors in March 2000 and revised in April 2003.

The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held four meetings during the fiscal year 2004. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. In 2004, the Audit Committee met and reviewed and discussed the audited financial statements for fiscal year 2004 with management and the independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, Ernst & Young LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Ernst & Young LLP the issue of its independence from DURECT Corporation.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

The Audit Committee of the Board of Directors of DURECT Corporation:

Michael D. Casey*

David R. Hoffmann

Jon S. Saxe

*	Note: Mr. Casey was appointed to the Audit Committee in March 2004 to replace Dr. Neukermans.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

During the fiscal years ended December 31, 2004 and 2003, Ernst & Young LLP, our independent registered public accounting firm and principal accountants, billed the fees set forth below. All Audit Fees, Audit-Related Fees and Tax Fees for 2004 and 2003 were pre-approved by our Audit Committee according to the policies and procedures described above under the caption “The Board, Board Committees and Meetings—Audit Committee.”

Audit Fees

Fees for audit services totaled approximately $823,350 in 2004 and $393,156 in 2003, including fees associated with the audits of the Company’s annual financial statements and the management’s assessment on the internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 included in its Form 10-K and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees for advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, review of the SEC registration statements and issuance of consents and comfort letters.

Audit-Related Fees

Fees for audit-related services totaled approximately $37,600 in 2004 and $9,824 in 2003. Audit-related services principally include accounting consultations in connection with Sarbanes-Oxley compliance and an annual subscription to on-line accounting information and updates.

Tax Fees

Fees for tax services, including preparation of tax returns, totaled approximately $37,500 in 2004 and $38,020 in 2003.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for our stock since September 28, 2000 (the date on which the Company’s stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Biotechnology Index. The graph assumes that $100 was invested on September 28, 2000. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $12.00, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

*	$100 Invested on 9/28/00 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

DURECT CORPORATION

	Cumulative Total Return
	9/28/00	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04
DURECT CORPORATION	100.00	100.00	96.58	14.02	17.35	22.77
NASDAQ STOCK MARKET (U.S.)	100.00	65.39	51.62	35.35	54.55	59.23
NASDAQ BIOTECHNOLOGY	100.00	80.81	67.72	37.02	55.06	58.44

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based upon the Company’s review of the reporting forms received by it and written representations from certain persons that no other reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its officers, directors and 10 percent stockholders were complied with for fiscal year 2004.

Other Matters

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Jean I Liu

Jean I Liu

Senior Vice President, General Counsel and Secretary

April 28, 2005

Cupertino, California

APPENDIX A

DURECT CORPORATION

2000 STOCK PLAN

(as amended on March 13, 2000)

(as further amended on March 31, 2000)

(as further amended on March 15, 2001)

(as further amended April             , 2005)

1.	Purposes of the Plan. The purposes of this 2000 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock Grants, Stock Units, Stock Appreciation Rights, Stock Purchase Rights and Cash Awards may also be granted under the Plan.

2.	Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(b)	“Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(c)	“Award” means a Stock Award, a Cash Award or an Option granted in accordance with the terms of the Plan.

(d)	“Award Agreement” means a Stock Award Agreement, Cash Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cash Award” means a bonus opportunity awarded under Section 14 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means the Committee appointed by the Board of Directors in accordance with Section 4(a) and (b) of the Plan.

(i)	“Common Stock” means the Common Stock of the Company.

(j)	“Company” means Durect Corporation, a Delaware corporation.

(k)	“Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any Director of the Company whether compensated for such services or not.

(l)	“Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

(m)	“Director” means a member of the Board of Directors of the Company.

(n)	“Employee” means any person (including, if appropriate, Officers, Directors and Named Executives), employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)	“Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Common Stock, on the date of grant, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of grant, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(q)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written Option Agreement.

(r)	“Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(s)	“Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(t)	“Officer” means a person who is an officer of the Company within the meaning of Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(u)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written Option Agreement.

(v)	“Option” means a stock option granted pursuant to the Plan.

(w)	“Option Agreement” means a written agreement between an Optionee and the Company reflecting the terms of an Option granted under the Plan and includes any documents attached to such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(x)	“Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(y)	“Optionee” means an Employee or Consultant who receives an Option.

(z)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(aa)	“Participant” means any holder of one or more Options or Stock Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

(bb)	“Plan” means this 2000 Stock Plan.

(cc)	“Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Parent, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(dd)	“Reporting Person” means an Officer, Director, or greater than 10% stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(ee)	“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Award under Sections 11, 12 or 13 below.

(ff)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

(gg)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

(hh)	“Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock granted under Section 13.

(ii)	“Stock Award” means a Stock Grant, a Stock Unit, a Stock Appreciation Right or a Stock Purchase Right granted under Sections 11, 12 or 13.

(jj)	“Stock Award Agreement” means a written agreement, the form(s) of which shall be approved from time to time by the Administrator, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(kk)	“Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(ll)	“Stock Grant” means the award of a certain number of shares of Common Stock granted under Section 11 below.

(mm)	“Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 12 below.

(nn)	“Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(oo)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(pp)	“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.	Stock Subject to the Plan. Subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 1,796,500 shares of Common Stock, plus an automatic annual increase on the first day of each of the Company’s fiscal years beginning in 2001 and ending in 2010 equal to the lesser of (i) 2,250,000 Shares, (ii) five percent (5%) of the Shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the Board of Directors. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan. Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

4.	Administration of the Plan.

(a)	General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Optionees and, if permitted by the Applicable Laws, the Board may authorize one or more officers (who may (but need not) be Officers) to grant Options, Stock Awards and Cash Awards to Employees and Consultants.

(b)	Administration With Respect to Reporting Persons. With respect to Options, Stock Awards and Cash Awards granted to Reporting Persons and Named Executives, the Plan may (but need not) be administered so as to permit such Options, Stock Awards and Cash Awards to qualify for the exemption set forth in Rule 16b-3 and to qualify as performance-based compensation under Section 162(m) of the Code.

(c)	Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan pursuant to Section 4(b) above, to the extent permitted or required by Rule 16b-3 and Section 162(m) of the Code.

(d)	Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value of the Common Stock, in accordance with Section 2(p) of the Plan;

(ii)	to select the Consultants and Employees to whom Options, Stock Awards and Cash Awards or any combination thereof may from time to time be granted hereunder;

(iii)	to determine whether and to what extent Options, Stock Awards and Cash Awards or any combination thereof are granted hereunder;

(iv)	to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

(v)	to approve forms of agreement for use under the Plan;

(vi)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vii)	to determine the terms and restrictions applicable to Stock Awards and the Restricted Stock purchased by exercising such Stock Awards; and

(viii)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix)	in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options, Stock Awards and Cash Awards to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs;

(x)

to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xi)	to correct administrative errors;

(xii)	to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 20 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

(xiii)	to authorize conversion or substitution under the Plan of any or all options, stock appreciation rights or stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiv)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xv)	to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xvi)	to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvii)	to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(e)	Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of Options, Stock Awards or Cash Awards.

5.	Eligibility.

(a)	Recipients of Grants. Nonstatutory Stock Options, Stock Awards and Cash Awards may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option, Stock Award or Cash Award may, if he or she is otherwise eligible, be granted additional Options, Stock Awards or Cash Awards.

(b)

Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess

Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(c)	Employment Relationship. The Plan shall not confer upon the holder of any Option or Stock Award any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such holder’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.	Term of Plan. The Plan shall become effective upon the its approval by the stockholders of the Company as described in Section 24 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 of the Plan.

7.	Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.	Limitation on Grants to Employees. Subject to adjustment as provided in Section 17 below, the maximum number of Shares which may be subject to Options and Stock Awards granted to any one Employee under this Plan for any fiscal year of the Company shall be 1,500,000 Shares.

9.	Option Exercise Price and Consideration.

(a)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board and set forth in the applicable agreement, but shall be subject to the following:

(i)	In the case of an Incentive Stock Option that is:

(A)	granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)	granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be such price as determined by the Administrator; provided, however, that if the person is, at the time of grant of such option, a Named Executive of the Company, the per share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code; or

(iii)	Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b)	No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 17(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.

(c)

Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note (subject to the provisions of Section 153 of the Delaware General Corporation Law), (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10.	Exercise of Option.

(a)	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Optionee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written (including electronic) notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 9(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, not withstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 17 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)	Termination of Employment or Consulting Relationship. Subject to Section 10(c) below, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three months (or such other period of time not less than 30 days as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three months) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. No termination shall be deemed to occur and this Section 10(b) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

(c)	Disability of Optionee.

(i)	Notwithstanding Section 10(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), such Optionee may, but only within twelve months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(ii)	In the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), such Optionee may, but only within six months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. However, to the extent that such Optionee fails to exercise an Option which is an Incentive Stock Option (“ISO”) (within the meaning of Section 422 of the Code) within three months of the date of such termination, the Option will not qualify for ISO treatment under the Code. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within six months from the date of termination, the Option shall terminate.

(d)	Death of Optionee. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant since the date of grant of the Option, or within 30 days following termination of the Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by such Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date of termination of the Optionee’s Continuous Status as an Employee or Consultant. To the extent that the Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(e)

Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee’s Continuous Status as an Employee or Consultant from the periods set forth in Sections

10(b), 10(c) and 10(d) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(f)	Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

11.	Stock Grants and Stock Unit Awards. Each Stock Award Agreement reflecting the issuance of a Stock Grant or Stock Unit shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)	Consideration. A Stock Grant or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or a Subsidiary for its benefit.

(b)	Vesting. Shares of Common Stock awarded under an agreement reflecting a Stock Grant and a Stock Unit award may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Administrator.

(c)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Shares held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d)	Transferability. Rights to acquire Shares under a Stock Grant or a Stock Unit agreement shall be transferable by the Participant only by will or by the laws of descent and distribution.

12.	Stock Purchase Rights.

(a)	Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed 30 days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The purchase price, the purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Stock Award Agreement in the form determined by the Administrator.

(b)	Repurchase Option. Unless the Administrator determines otherwise, the Stock Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Award Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c)	Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(d)	Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 17 of the Plan.

13.	Stock Appreciation Rights.

(a)	General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement.

(b)	Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods, in each case as specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(c)	Nonassignability of Stock Appreciation Rights. Except as determined by the Board, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

14.	Cash Awards. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(a)	Cash Award. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed U.S. $1,000,000.

(b)

Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Section 162(m)).

(c)	Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Participant to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Participant to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d)	Termination of Employment. The Administrator shall have the discretion to determine the effect a Termination of Employment due to (i) disability, (ii) death or (iii) otherwise shall have on any Cash Award.

15.	Section 162(m) Compliance. Any Stock Award (other than an Option or any other Stock Award having a purchase price equal to 100% of the Fair Market Value on the date such award is made) or Cash Award that is intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Qualifying Performance Criteria. Notwithstanding anything to the contrary herein, the Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code as required under applicable regulations and to conform the procedures related to the Award to the requirements of Section 162(m).

16.	Taxes.

(a)	As a condition of the grant, exercise or vesting of an Option, Stock Award or Cash Award granted under the Plan or issuance of Shares under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option, Stock Award or Cash Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of Option, Stock Award or Cash Award and the issuance of Shares. The Company shall not be required to issue any Shares or pay any cash under the Plan until such obligations are satisfied.

(b)	In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option or Stock Award.

(c)	In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory amounts required to be withheld. For purposes of this Section 16, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d)	If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Award by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory amounts required to be withheld.

(e)	Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 16(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 16(d) above must be made on or prior to the applicable Tax Date.

(f)	In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the applicable Tax Date.

17.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Award, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Award, and the number of shares set forth in Sections 3(i) and 8 above, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Award.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least 15 days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Award will terminate immediately prior to the consummation of such proposed action.

(c)

Merger or Sale of Assets. In the event of a proposed sale of all or substantially all of the Company’s assets or a merger of the Company with or into another corporation where the successor corporation issues its securities to the Company’s stockholders, each outstanding Award shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case such Award shall accelerate immediately prior to the consummation of the merger or sale of assets. For purposes of this Section 17(c), an Option or Stock Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such merger or sale of assets, each holder of an Option or Stock Award would be entitled to receive upon exercise of the Option or Stock Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of such transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option or the Stock Award at such time (after giving effect to any adjustments in the number of Shares covered by the Option or Stock Award as provided for in this Section 17).

(d)	Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option or Stock Award to reflect the effect of such distribution.

18.	Non-Transferability of Awards.

(a)	General. Except as set forth in this Section 18, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option or Stock Award may be exercised, during the lifetime of the holder of an Option or Stock Award, only by such holder or a transferee permitted by this Section 18.

(b)	Limited Transferability Rights. The Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to Option Agreements specifying the manner in which such Nonstatutory Stock Options are transferable.

19.	Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Board; provided, however, that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

20.	Amendment and Termination of the Plan.

(a)	Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee or holder of Stock Awards or Cash Awards under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. In addition, unless approved by the stockholders of the Company, no amendment shall be made that would result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by an Optionee and re-granting to the Optionee a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 17(a) of the Plan.

(b)	Effect of Amendment or Termination. No amendment or termination of the Plan shall adversely affect Options, Stock Awards or Cash Awards already granted, unless mutually agreed otherwise between the Optionee or holder of the Stock Awards or Cash Awards and the Board, which agreement must be in writing and signed by the Optionee or holder of the Stock Awards or Cash Awards and the Company.

21.

Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option or Stock Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

22.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.	Agreements. Options, Stock Awards and Cash Awards shall be evidenced by written Option Agreements, and Stock Award Agreements and Cash Award Agreements respectively, in such form(s) as the Administrator shall approve from time to time.

24.	Stockholder Approval. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under the Applicable Laws.

APPENDIX B

DURECT CORPORATION

2000 DIRECTORS’ STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this Directors’ Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options.

2. Definitions. As used herein, the following definitions shall apply:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Change of Control” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Common Stock” means the Common Stock of the Company.

(e)	“Company” means Durect Corporation, Inc., a Delaware corporation.

(f)	“Continuous Status as a Director” means the absence of any interruption or termination of service as a Director.

(g)	“Director” means a member of the Board.

(h)	“Employee” means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)	“Option” means a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

(k)	“Optioned Stock” means the Common Stock subject to an Option.

(l)	“Optionee” means an Outside Director who receives an Option.

(m)	“Outside Director” means a Director who is not an Employee.

(n)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o)	“Plan” means this 2000 Directors’ Stock Option Plan.

(p)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(q)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 925,000 Shares of Common Stock (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option, or any withholding taxes due with respect to such exercise, shall be treated as not issued and shall continue to be available under the Plan. If Shares that were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4. Administration of and Grants of Options under the Plan.

(a)	Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

(b)	Procedure for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i)	No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii)	Each Outside Director shall be automatically granted an Option to purchase 30,000 Shares, (the “Initial Option”) on the date on which such person first becomes an Outside Director after the effective date of this Plan, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

(iii)	Each Outside Director, including an Outside Director who did not receive an Initial Option grant, shall be automatically granted an Option to purchase 20,000 Shares (the “Annual Option”) on the date of each Annual Meeting of the Company’s shareholders immediately following which such Outside Director is serving on the Board, provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the date of such Annual Meeting.

(iv)	Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(v)	Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 17 hereof.

(vi)	The terms of each Initial Option granted hereunder shall be as follows:

(1)	each Initial Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 below;

(2)	the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of each Initial Option, determined in accordance with Section 8 hereof;

(3)	each Initial Option shall vest and become exercisable at the rate of thirty three and one-third percent (33 1/3%) of the Shares subject to the Initial Option on each of the first, second and third anniversaries of the date of grant of the Initial Option.

(vii)	The terms of each Annual Option granted hereunder shall be as follows:

(1)	each Annual Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 below;

(2)	the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of each Annual Option, determined in accordance with Section 8 hereof;

(3)	each Annual Option shall vest and become exercisable at the rate of one hundred percent (100%) of the Shares subject to the Annual Option on the day before the first anniversary of the date of grant of the Annual Option.

(c)	Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8 of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d)	Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

(e)	Suspension or Termination of Option. If the Chief Executive Officer or his or her designee reasonably believes that an Optionee has committed an act of misconduct, such officer may suspend the Optionee’s right to exercise any option pending a determination by the Board (excluding the Outside Director accused of such misconduct). If the Board (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee’s behalf at a hearing before the Board or a committee of the Board.

5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) above. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6. Term of Plan; Effective Date. The Plan shall become effective on the effectiveness of the registration statement under the Securities Act of 1933, as amended, relating to the Company’s initial public offering of securities. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

7. Term of Options. The term of each Option shall be ten (10) years from the date of grant thereof unless an Option terminates sooner pursuant to Section 9 below.

8. Exercise Price and Consideration.

(a)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

(b)	Fair Market Value. The fair market value shall be determined by the Board; provided however that in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing sales price on such system or exchange on the date of grant of the Option (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, or if there is a public market for the Common Stock but the Common Stock is not traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System).

(c)	Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

9. Exercise of Option.

(a)	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) above; provided however that no Options shall be exercisable prior to stockholder approval of the Plan in accordance with Section 17 below has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)

Termination of Continuous Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the

Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(c)	Disability of Optionee. Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

(d)	Death of Optionee. In the event of the death of an Optionee: (A) during the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, or (B) three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or the date of termination, as applicable. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that an Optionee was not entitled to exercise the Option at the date of death or termination or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

10. Nontransferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

11. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)

Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of Shares of Common Stock set forth in Sections 4(b)(ii), (iii) and (iv) above, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company) or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)	Change of Control. In the event of any transaction that qualifies as a Change of Control and notwithstanding whether or not outstanding Options are assumed, substituted for or terminated in connection with the transaction, the vesting of each outstanding Option shall accelerate in full such that each Optionee shall have the right to exercise his or her Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable, immediately prior to consummation of the transaction.

For purposes of this Section 11(b), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such Change of Control, each Optionee would be entitled to receive upon exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 11); provided however that if such consideration received in the transaction was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(c)	Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

(b)	Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the legal requirements relating to the administration of stock option plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange or Nasdaq rules or regulations to which the Company may be subject and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time (the “Applicable Laws”). Such compliance shall be determined by the Company in consultation with its legal counsel.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

17. Stockholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

DETACH HERE

PROXY

DURECT CORPORATION

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders June 22, 2005

The undersigned hereby appoints James E. Brown and Felix Theeuwes and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of DURECT Corporation Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2005 Annual Meeting of Stockholders of DURECT Corporation, or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DURECT Corporation

c/o EquiServe Trust Company N.A.

P.O. Box 8694

Edison, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 and 4.

DURECT CORPORATION

1.	Election of the Class I directors for a three-year term as described in the proxy statement.

Nominees: (01) David R. Hoffmann (02) Jon S. Saxe

FOR ALL NOMINEES ☐	☐	WITHHOLD FROM ALL NOMINEES

☐	For all nominee(s) except as written above.

2.	Amendment of the Company’s 2000 Stock Plan.		FOR	AGAINST	ABSTAIN
			☐	☐	☐

3.	Amendment of the Company’s 2000 Directors’ Stock Option Plan.		FOR	AGAINST	ABSTAIN
			☐	☐	☐

4.	The appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.		FOR	AGAINST	ABSTAIN
			☐	☐	☐
The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Items 1, 2, 3 and 4 and in any event at the discretion of the proxies on any other matter that may properly come before the meeting.

Mark box at right if you plan to attend the Annual Meeting. ☐

Mark box at right if an address change or comment has been noted on the reverse side of the card. ☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such. Please sign, date and return promptly in the accompanying envelope.

Signature:	____________________________	Date:	____________________________	Signature:	____________________________	Date:	____________________________